UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2024

Vincerx Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39244	83-3197402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 Sheridan Avenue, Suite 400 Palo Alto, California	94306
(Address of principal executive offices)	(Zip Code)

(650) 800-6676

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VINC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 8, 2024, Vincerx Pharma, Inc. (the “Company”) presented positive preliminary Phase 1 data for VIP236 and provided an update on pipeline progress at the American Association for Cancer Research (AACR) Annual Meeting 2024.

VIP236 Updates

•

Study VNC-236-101 is an open-label, multicenter, Phase 1, dose-escalation study with monotherapy VIP236 for the treatment of patients with metastatic tumors who have exhausted all standard therapy options. The study’s main objective is to determine a safe dose and schedule for VIP236 for further clinical development.

•

Fifteen patients have been dosed to date on the once every three weeks (Q3W) schedule. Sequential dose escalation cohorts with the Q3W schedule were 0.2 mg/kg (n=2), 0.4 mg/kg (n=5), 0.6 mg/kg (n=5), and 0.8 mg/kg (n=3). Results of the Q3W schedule (n=15) show:

•	The patient population is typical of a Phase 1 study with heavily pretreated patients and a wide range of tumor types.

•

The Q3W schedule is well tolerated with no dose-limiting toxicity (DLT) in any patients, and no patients have discontinued VIP236 due to an adverse event. Importantly, no severe or life-threatening diarrhea has been observed, validating the purposeful design of VIP236’s optimized camptothecin payload.

•

First efficacy assessment was at the end of cycle 2 (i.e., after only two doses on the Q3W schedule). Seven patients have achieved objective stable disease, including tumor reduction. Four patients remain on study with the longest treated patient on study for 168 days.

•	Dose escalation continues on the Q3W schedule.

VIP943 Updates

•

Study VNC-943-101 is an open-label, multicenter, Phase 1 dose-escalation study with monotherapy VIP943 for the treatment of patients with CD123+ acute myeloid leukemia (AML), B-cell acute lymphocytic leukemia (B-ALL), or myelodysplastic syndromes (MDS) who have exhausted standard therapeutic options. The study’s main objective is to determine a safe dose and schedule for VIP943 for further clinical development.

•	VIP943 is administered once per week. Three patients were dosed in Cohort 1 (0.2 mg/kg) and four patients were dosed in Cohort 2 (0.4 mg/kg).

•

Despite the initial low doses in the study, all seven sequentially enrolled patients completed the 28-day DLT evaluation period. Five out of seven received a cycle 2 dose and two of these patients started cycle 3. One patient with MDS is still on study on cycle 3.

•	No DLTs occurred in Cohort 1 and 2. Four patients have been enrolled in Cohort 3 (0.7 mg/kg) and are undergoing DLT assessment.

•	VIP943 PK data shows very little free payload in circulation, consistent with the favorable safety profile observed preclinically and clinically.

New In Vitro Solid Tumor Data

•

On April 8, 2024, the Company reported preclinical experiments applying the next-generation effector chemistry of its VersAptx platform to the antibodies of approved ADCs, TRODELVY and ENHERTU, demonstrating the potential to improve tumor toxicity of ADCs by orders of magnitude.

•

In vitro tumor models, the Company’s sacituzumab-legumain-KSPi ADC had a 20-fold improvement in tumor toxicity compared with TRODELVY (sacituzumab-govitecan). The Company’s trastuzumab-legumain-KSPi ADC demonstrated an 8-fold increase in tumor toxicity compared with ENHERTU (fam-trastuzumab-deruxtecan).

•

These findings further support the versatility of VersAptx to address multiple cancer types, including solid tumors, and increase the efficacy and safety of ADCs. Further studies will be conducted in animal models.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2024

VINCERX PHARMA, INC.

By:	/s/ Alexander A. Seelenberger
Name:	Alexander A. Seelenberger
Title:	Chief Financial Officer